UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2013

INTCOMEX, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-134090	65-0893400
(Commission File Number)	(IRS Employer Identification No.)

3505 NW 107th Avenue, Suite A, Miami, FL 33178

(Address of principal executive offices) (Zip Code)

(305) 477-6230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Interim Chief Financial Officer of the Company

On May 13, 2013, Intcomex, Inc. (the “Company”) announced that Juan Carlos Riojas will replace Jose I. Ortega, Interim Chief Financial Officer and Secretary of the Company, as Chief Financial Officer of the Company, effective following the Company’s filing of its Quarterly Report on Form 10-Q with the SEC for the quarterly period ended March 31, 2013. Mr. Ortega has been serving as Interim Chief Financial Officer and Secretary since May 2012, while the Company conducted a search for a permanent successor to the Company’s former Chief Financial Officer following his departure from the Company in May 2012.

(c) Appointment of Chief Financial Officer and Chief Accounting Officer of the Company

On May 13, 2013, the Company announced the appointment of Juan Carlos Riojas as Chief Financial Officer of the Company and Jose I. Ortega as Chief Accounting Officer of the Company, effective following the Company’s filing of its Quarterly Report on Form 10-Q with the SEC for the quarterly period ended March 31, 2013.

The Company entered into an employment agreement (the “Employment Agreement”) with Mr. Riojas whereby Mr. Riojas will receive an annual base salary of $350,000 and is eligible to participate in the Company’s Short Term Incentive Plan with a target level of $175,000 and Long Term Incentive Plan with a target level of $150,000. Mr. Riojas will receive a one-time sign-on cash bonus of $50,000 and 185 shares of the Company’s restricted common stock with a fair value of $150,000. The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. Riojas, age 45, joins the Company from PepsiCo Inc. (“PepsiCo”), where he served for 12 years, most recently as the Chief Financial Officer of PepsiCo Foods Central America and Caribbean. At PepsiCo, Mr. Riojas held various directorship positions leading financial planning, finance and strategic planning, mergers and acquisition and franchise operations. Prior to 2000, Mr. Riojas served as the Chief Financial Officer of Compañia Industrial de Parras in México City, México, Vice President of Corporate Banking for Société Général in Dallas, Texas and Treasury and Investor Relations Manager for Coca-Cola FEMSA in México City, México. Mr. Riojas worked with Vectormex Incorporated as an investment banking analyst in Monterrey, México and an investment banking associate in New York, New York, upon completing his Bachelor of Arts degree in Economics from the Instituto Tecnológico de Monterrey in Monterrey, México.

Mr. Ortega does not have an employment agreement with the Company. Mr. Ortega will receive an annual base salary of $207,500, and is eligible to participate in the Company’s Short Term Incentive Plan with a target level of $42,500 and Long Term Incentive Plan with a target level of $50,000.

Mr. Ortega, age 41, has been serving as Interim Chief Financial Officer and Secretary of the Company since his appointment to the position in May 2012 and Corporate Controller of the Company since May 2010. Prior to joining the Company, Mr. Ortega held the positions of independent consultant from January to May 2010 and Vice President–Finance, Chief Financial Officer and Treasurer of Benihana, Inc. from September 2006 to January 2010. Mr. Ortega earned Bachelor of Science and Master of Science degrees in Accounting from Florida International University in Miami, Florida. Mr. Ortega is a certified public accountant licensed in the State of Florida.

There are no arrangements or understanding between Messrs. Riojas and Ortega and any other persons pursuant to which Messrs. Riojas and Ortega were elected as officers. Neither Messrs. Riojas and Ortega nor any related person of Messrs. Riojas and Ortega has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Messrs. Riojas and Ortega are not related to any of the executive officers or directors of the Company.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on May 13, 2013 announcing the appointments of Juan Carlos Riojas as Chief Financial Officer and Jose I. Ortega as Chief Accounting Officer. A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and incorporated herein by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Juan Carlos Riojas and Intcomex, Inc., dated as of April 1, 2013.

99.1	Press Release dated May 13, 2013, announcing the appointments of Juan Carlos Riojas as Chief Financial Officer and Jose I. Ortega as Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intcomex, Inc.

Date: May 13, 2013	By:	/s/ Michael F. Shalom
	Name:	Michael F. Shalom
	Title:	President & Chief Executive Officer